Exhibit 10.3

THE 2006 LONG TERM INCENTIVE PLAN

FOR NON-EMPLOYEE DIRECTORS

OF THE COOPER COMPANIES, INC.

SECTION 1. PURPOSE.

The purpose of The 2006 Long-Term Incentive Plan for Non-Employee Directors of the Cooper Companies, Inc. is to advance the interests of the Corporation by encouraging and enabling the acquisition of a personal proprietary interest in the Corporation by Non-Employee Directors of the Corporation upon whose judgment and interest the Corporation depends for the successful conduct of its operations, and by providing such Directors with incentives to put forth maximum efforts for the long term success of the Corporation’s business by making the removal of restrictions from the Stock acquired hereunder as well as the value of the Stock Options granted hereunder dependent on increases in the price of the Corporation’s Stock. It is anticipated that the opportunity to increase their equity interests in the Corporation will strengthen the desire of such Directors to remain on the Board of Directors and work on the Corporation’s behalf and will also enable the Corporation to attract and retain additional desirable Non-Employee Directors as required in the future.

SECTION 2. DEFINITIONS.

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

(a) “Annual Grant Average Closing Price” shall have the meaning set forth in Section 6(a) hereof.

(b) “Annual Restricted Stock Grant” shall mean the grants made to Non-Employee Directors each November 15, pursuant to Sections 5 and 6 hereof.

(c) “Average Closing Price” shall mean the average of the closing price of the Corporation’s Stock on the principal stock exchange or market on which the Stock is traded (composite quotations) on thirty consecutive trading days.

(d) “Board” or “Board of Directors” shall mean the Board of Directors of the Corporation as constituted at any time.

(e) “Cause” shall mean the felony conviction of a Non-Employee Director or the failure of a Non-Employee Director to contest prosecution for a felony, or a Non-Employee Director’s willful misconduct or dishonesty.

(f) “Committee” shall mean the Board or, if, the Board delegates its power and authority to administer this Plan to a committee of the Board described in Section 4, such committee.

(g) “Corporation” shall mean The Cooper Companies, Inc., a Delaware corporation, or any successor corporation.

(h) “Disability” shall mean disability as determined under procedures established by the Committee for purposes of this Plan.

(i) “Effective Date” shall mean the date specified in Section 13 hereof.

(j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” shall mean, as of any given date, unless otherwise determined by the Committee in good faith, the mean between the highest and lowest quoted selling price of a share of Stock on the principal stock exchange or market on which the Stock is traded.

(l) “Mid-Year Restricted Stock Grants” shall mean the grants made to Non-Employee Directors pursuant to Sections 5(c) and 6(a) hereof.

(m) “Non-Employee Director” shall mean a Director of the Corporation who is not also an employee of or a consultant (acting by means of a written consulting agreement) to the Corporation or any Subsidiary.

(n) “Non-Qualified Stock Option” shall mean any Stock Option that is not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code, as amended from time to time.

(o) “Plan” shall mean this 2006 Long Term Incentive Plan for Non-Employee Directors of The Cooper Companies, Inc., as amended from time to time.

(p) “Restricted Stock” shall mean the Stock issued as a result of Restricted Stock Grants.

(q) “Restricted Stock Grants” shall mean both Annual Restricted Stock Grants and Mid-Year Restricted Stock Grants.

(r) “Stock” shall mean the common stock, par value $.10 per share, of the Corporation.

(s) “Stock Option” shall mean any option to purchase shares of Stock granted pursuant to Sections 5 and 7 hereof.

(t) “Subsidiary” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 3. STOCK SUBJECT TO THE PLAN; ADJUSTMENT PROVISIONS.

(a) Subject to Section 11 and Section 3(c), the aggregate number of shares of Stock which may be subject to Restricted Stock Grants or covered by Stock Options shall be 650,000 shares; provided, however, that no more than 40,000 shares of Stock may be issued in the form of Restricted Stock. Any Stock distributed under the Plan may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

(b) If Restricted Stock issued pursuant to a Restricted Stock Grant is not purchased or is subsequently forfeited or if a Stock Option is forfeited or expires unexercised in whole or in part, the shares of Stock related thereto will no longer be charged against the limitation provided for herein and may be made subject to new Restricted Stock Grants or Stock Options.

(c) In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, Stock split or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares of Stock reserved for issuance under the Plan, in the number of shares of Stock subject to Restricted Stock Grants and purchasable under Stock Options and the exercise price of any outstanding Stock Options as may be determined to be appropriate by the Committee, in its sole discretion, provided that the shares of Stock subject to any grant shall always be a whole number.

SECTION 4. COMMITTEE.

The Plan shall be administered by the Board or, if the Board delegates its power and authority to administer this Plan to a committee of the Board described in this Section 4, by such Committee. Any such Committee shall consist solely of two or more directors appointed by and holding office at the pleasure of the Board, each of whom is a “Non-Employee Director” as defined by Rule 16b-3. If the Board delegates its power and authority to administer this Plan to a committee, the members of such committee shall serve at the pleasure of the Board, such committee members may resign at any time by delivering written notice to the Board and vacancies in the committee may be filled by the Board. At all meetings of the Committee, the presence of a majority of the members of the Committee at the time of such meeting shall be necessary to constitute a quorum. Any act of a majority of the quorum present at the meeting shall be the act of the Committee.

SECTION 5. PARTICIPANTS AND GRANTS.

All Non-Employee Directors of the Corporation shall be eligible to receive Restricted Stock Grants and Stock Options under the Plan, subject to availability of Stock therefor. Each Restricted Stock Grant and Stock Option shall be evidenced by a written agreement, in such form as the Committee shall determine, duly executed by or on behalf of the Corporation and the recipient Non-Employee Director.

(a) On each November 1 (or in the event November 1 is a weekend or holiday, on the first day thereafter on which the Stock is publicly traded), each Non-Employee Director shall be granted a Stock Option.

(b) On each November 15 (or in the event November 15 is a weekend or holiday, on the first day thereafter on which the Stock is publicly traded), each Non-Employee Director shall be granted an Annual Restricted Stock Grant.

(c) Any Non-Employee Director who is elected or appointed to the Board after the annual grants provided for in subsections (a) and (b) above have been made shall receive a grant proportionally adjusted to reflect the number of months that such person actually serves on the Board during the initial year of service.

SECTION 6. TERMS AND CONDITIONS OF RESTRICTED STOCK GRANTS.

(a) Annual Restricted Stock Grants. Each Annual Restricted Stock Grant presented to a Non-Employee Director shall entitle the recipient to purchase 1000 shares of Restricted Stock. In the case of a Non-Employee Director who joins the Board after Annual Restricted Stock Grants have been made for a given fiscal year, such new Non-Employee Director shall be entitled to purchase 1000 shares of Restricted Stock, multiplied by a fraction, the numerator of which shall be the number of months during the fiscal year that such person will serve as a Non-Employee Director (which shall include as a full month the month that service commences) and the denominator of which shall be 12 (a “Mid-Year Restricted Stock Grant”).

(b) Purchase Price. The purchase price of each share of Restricted Stock is $.10. Payment of the purchase price shall be made in cash, or by check payable to the order of the Corporation, delivered to the Corporation no later than January 15 of the year following the date of grant or within sixty days following a Mid-Year Restricted Stock Grant. In the event such purchase price is not delivered to the Corporation within such sixty-day period, such Annual Restricted Stock Grant or Mid-Year Restricted Stock Grant, as the case may be, shall expire.

If any calculation performed hereunder would give rise to the issuance of a fractional share, the number of shares of Restricted Stock to be granted shall be rounded up to the next highest whole number.

(c) Additional Terms of Grants. All Restricted Stock purchased by a Non-Employee Director pursuant to the Plan shall be subject to the following restrictions:

(i) Restricted Stock Grants shall not be transferable by a Non-Employee Director otherwise than by will or the laws of descent and distribution and are exercisable during the Non-Employee Director’s lifetime only by him or his guardian or legal representative;

(ii) the Restricted Stock may not be sold, transferred or otherwise alienated or hypothecated until all restrictions thereon are removed or expire and in no event may Restricted Stock be sold, transferred or otherwise alienated or hypothecated within six months of the date of grant;

(iii) each certificate representing Restricted Stock issued pursuant to a Restricted Stock Grant under this Plan shall bear a legend making appropriate reference to the restrictions imposed and shall be held in custody by the Corporation until the restrictions lapse, and each Non-Employee Director shall have delivered a stock power, endorsed in blank, relating to the Restricted Stock covered by such grant; and

(iv) any other applicable restrictions or conditions under the requirements of any stock exchange upon which such Stock is then listed, and under any securities or tax law applicable to such Stock, shall be imposed.

(v) Notwithstanding Sections (6)(c)(i) and (ii) above, Restricted Stock may be transferred to a trust in which the Non-Employee Director has a fifty percent or more interest or a foundation which the Non-Employee Director controls the management of the assets, provided that the Non-Employee Director receives no consideration for the Restricted Stock so transferred and the transferee receives the Restricted Stock subject to the same restrictions imposed upon the transferor and pursuant to such other conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receives evidence satisfactory to it that the trust is and shall remain under the control of the Non-Employee Director and that the transfer is being made for estate and/or tax planning purposes and on a basis consistent with the Corporation’s lawful issue of securities.

(d) Removal of Restrictions. Subject to the provisions of paragraph (f) of this Section 6, restrictions imposed under subsection (c) hereof upon Restricted Stock Grants and the underlying Restricted Stock shall lapse, and the Restricted Stock underlying a particular Restricted Stock Grant shall become nonforfeitable and freely transferable as follows: Restrictions on Restricted Stock purchased pursuant to each Annual Restricted Stock Grant or Mid-Year Restricted Stock Grant shall be removed upon the earlier to occur of the following after the date of grant: (a) the Average Closing Price equals or exceeds 10% over the Fair Market Value of the Stock on the date of grant, or (b) five years.

(e) Restricted Stock Certificate; Dividends. Prior to the expiration or lapse of all of the restrictions imposed upon Restricted Stock, a stock certificate representing such Restricted Stock shall be registered in the Non-Employee Director’s name but shall be retained by the Corporation for the Non-Employee Director’s account. The Non-Employee Director shall have the right to vote such Restricted Stock and shall have all other rights and privileges of a beneficial and record owner with respect thereto, including, without limitation, the right to receive dividends, distributions and adjustments with respect thereto.

(f) Cessation of Service. At the time a Non-Employee Director voluntarily or involuntarily ceases to serve as a Director of the Corporation, all restrictions on Restricted Stock purchased pursuant to Restricted Stock Grants shall lapse and such Restricted Stock shall become nonforfeitable and freely transferable, unless such Non-Employee Director’s service is terminated, or such Non-Employee Director fails to be re-nominated, for Cause. In the event a Non-Employee Director ceases to serve as a Director of the Corporation for any reason not involving Cause subsequent to receipt of a Restricted Stock Grant but prior to such Non-Employee Director’s payment of the purchase price for the Restricted Stock with respect thereto, then the Restricted Stock may be purchased by such Non-Employee Director or, in the case of Disability or death, by his guardian or legal representative, or by the representative of his estate, the beneficiaries under his will or his distributees under the laws of descent and distribution in accordance with the provisions set forth in paragraphs (b) and (c) of this Section 6, and all restrictions to which the Annual Restricted Stock Grant or the Mid-Year Restricted Stock Grant is subject shall lapse, and the Stock issued pursuant thereto shall be nonforfeitable and freely transferable upon its issuance by the Corporation.

SECTION 7. TERMS AND CONDITIONS OF STOCK OPTIONS.

On each November 1 each Non-Employee Director shall be granted a Stock Option to purchase up to 17,500 shares of Stock or, in the case of the Lead Director, or if no Lead Director any non-executive Chairman of the Board, up to 18,900 shares of Stock. In the case of a Non-Employee Director who joins the Board after Stock Options have been granted for a given fiscal year, such new Non-Employee Director will receive a Stock Option to purchase that number of shares of the Corporation’s Stock as is equal to the number 17,500, or 18,900 in the case of a Non-Employee Director who serves as Lead Director or non-executive Chairman of the Board, as the case may be, multiplied by a fraction, the numerator of which shall be the number of months during the fiscal year that such person will serve as a Non-Employee Director (which shall include as a full month the month that service commences) and the denominator of which shall be 12. Any fraction of a share shall be rounded up to a whole share. Stock Options granted under the Plan shall be Non-Qualified Stock Options, shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Exercise Price. Each Stock Option shall have an exercise price equal to the Fair Market Value on the date of grant.

(b) Option Term. Each Stock Option shall expire ten years from the date of grant.

(c) Exercisability. Subject to the provision in paragraph (g) of this Section 7, each Stock Option shall become exercisable upon the earlier to occur of the following after the date of grant (a) the date the Average Closing Price of the Corporation’s Stock equals or exceeds 10% over the Stock Option’s exercise price or (b) five years. Notwithstanding the foregoing, the Corporation may require that a Non-Employee Director delay exercising an exercisable Stock Option if such exercise would result in an ownership change within the meaning of Section 382 of the Internal Revenue Code or if, in the discretion of the Corporation, such exercise, when viewed in conjunction with the potential exercise of all other outstanding options (as such term is defined in Treasury Regulation Section 1.382-4(d)(9) to acquire Stock as well as the effect of other transactions involving the issuance of Stock contemplated by the Corporation, would tend to result in such an ownership change.

(d) Method of Exercise. Subject to the limitation set forth in paragraph (c) of this Section 7, Stock Options that have become exercisable may be exercised in whole or in part at any time during the option term, by giving written notice of exercise to the Corporation specifying the number of shares of Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of Stock which has been beneficially owned by the Non-Employee Director for at least six months (based on the Fair Market Value of the Stock on the date the Stock Option is exercised). If payment of the exercise price is made in whole or in part in the form of Restricted Stock, Stock received upon the exercise shall be subject to the same forfeiture restrictions. No Stock shall be issued until full payment therefor has been made. A Non-Employee Director shall have the rights to dividends or other rights of a shareholder with respect to Stock subject to the Stock Option when the Non-Employee Director has given written notice of exercise, has paid in full for such Stock and, if requested, has given the representation described in Section 14 hereof.

(e) Non-Transferability of Options. No Stock Option shall be transferable by the Non-Employee Director otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Non-Employee Director’s lifetime, only by the Non-Employee Director or by his guardian or legal representative. Notwithstanding the foregoing, a Stock Option may be transferred to, exercised by and paid to a to a trust in which the Non-Employee Director has a fifty percent or more interest or a foundation which the Non-Employee Director controls the management of the assets, provided that the Non-Employee Director receives no consideration for the Stock Option so transferred and the transferee receives the Stock Option subject to the same restrictions imposed upon the transferor and pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receives evidence satisfactory to it that the trust is and shall remain under the control of the Non-Employee Director and that the transfer is being made for estate and/or tax planning purposes and on a basis consistent with the Corporation’s lawful issue of securities.

(f) Non-Transferability of Underlying Stock. No shares of Stock acquired upon the exercise of a Stock Option may be sold, transferred or otherwise alienated or hypothecated within six months of the date upon which the Stock Option was granted. Stock Options granted on November 1, 2006 contingent upon subsequent shareholder approval of the Plan are not deemed to have been granted for the purpose of this Section 7(f) until the date on which the Plan is approved by the Corporation’s stockholders.

(g) Cessation of Service. At the time a Non-Employee Director voluntarily or involuntarily ceases to serve as a Director of the Corporation, any Stock Option issued hereunder that has failed to vest previously shall vest immediately (or, upon approval of the Plan by the Corporation’s stockholders, if not yet approved), unless such Non-Employee Director’s service as a Director is terminated for Cause or such Non-Employee Director fails to be re-nominated as a Director for Cause. Upon vesting, the Stock Option shall become freely exercisable, subject only to the limitation set forth in the third sentence of paragraph (c) of this Section 7.

When a Non-Employee Director ceases to serve as a Director, the Stock Options granted hereunder may continue to be exercised for the lesser of three years following the termination of service or the balance of such Stock Options’ respective terms, unless the Non-Employee Director’s service as such is terminated for Cause, or such Non-Employee Director fails to be re-nominated for Cause, in which case the Stock Options shall be forfeited. In the event that a Non-Employee Director ceases to serve as a Director due to Disability or death, such Non-Employee Director’s guardian or legal representative, or the representative of his estate, the beneficiaries under his will or his distributees under the laws of descent and distribution, as the case may be, shall have the same exercise rights as were enjoyed by the Non-Employee Director.

SECTION 8. NO RIGHT TO RE-ELECTION.

Nothing in the Plan shall be deemed to create any obligation on the part of the Board of Directors to nominate any Director for re-election by the Corporation’s stockholders, or to confer upon any Director the right to remain a member of the Board of Directors.

SECTION 9. TAX OBLIGATIONS.

The Corporation shall notify Non-Employee Directors of their tax liabilities that arise under any federal, state or local tax rules or regulations with respect to the issuance of Restricted Stock or the exercise of Stock Options. Payment of the appropriate taxes is the sole responsibility of the Non-Employee Directors.

SECTION 10. ISSUANCE OF STOCK AND COMPLIANCE WITH SECURITIES ACT.

The Corporation may postpone the issuance and delivery of Stock pursuant to a Restricted Stock Grant or the exercise of a Stock Option until (a) the admission of such Stock to listing on any stock exchange on which other shares of Stock are then listed and (b) the completion of such registration or other qualification of such Stock under any state or federal law, rule or regulation as the Corporation shall determine to be necessary or advisable. As a condition precedent to the issuance of Stock pursuant to a Restricted Stock Grant or the exercise of a Stock Option, the Corporation may require the recipient thereof to make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation, in the light of the then existence or non-existence with respect to such Stock of an effective Registration Statement under the Securities Act of 1933, as amended, to issue the Stock in compliance with the provisions of that or any comparable act.

SECTION 11. ADMINISTRATION AND AMENDMENT OF THE PLAN.

Except as hereinafter provided, and except as limited by Rule 16b-3(c)(2)(ii) of the Exchange Act, the Board of Directors may amend any provisions of the Plan relating to the terms and conditions of any Restricted Stock Grants or Stock Options not theretofore granted, and, with the consent of any affected Non-Employee Director, may withdraw or amend any provisions of the Plan relating to the terms and conditions of such Restricted Stock Grants or Stock Options as have been theretofore granted. The Board of Directors may amend the terms of any outstanding Restricted Stock Grant of Stock Option with the consent of the holders thereof. Notwithstanding the foregoing provisions of this Section 11, any amendment by the Board of Directors which would increase the number of shares of Stock issuable under the Plan, change the class of Directors to whom grants may be made hereunder or change any material terms of the Restricted Stock Grants or the Stock Options shall be subject to the approval of the stockholders of the Corporation within one year of such amendment if such approval is required.

A determination of the Committee as to any questions which may arise with respect to the interpretation of the Plan, Restricted Stock Grants, Stock Options or the written agreements evidencing the Restricted Stock Grants and the Stock Option grants shall be final.

The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may determine to be advisable to make the Plan, Restricted Stock Grants and Stock Options effective or to provide for their administration, and may take such other action with regard to the Plan, Restricted Stock Grants and Stock Options as it shall deem desirable to effectuate its purpose.

SECTION 12. GOVERNING LAW.

Except as required by Delaware corporate law, the Plan shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflict of laws.

SECTION 13. EFFECTIVE DATE OF THE PLAN.

The Plan shall be submitted to the stockholders of the Corporation for their approval at the Annual Meeting of the Stockholders to be held in 2006. The Plan shall become effective upon receipt of the affirmative vote of the holders of a majority of the shares of Stock present, or represented, and entitled to vote at the meeting.

SECTION 14. GENERAL PROVISIONS.

The Committee may require each Non-Employee Director purchasing Stock pursuant to a Restricted Stock Grant or a Stock Option to represent to and agree with the Corporation in writing that such Non-Employee Director is acquiring the Stock for investment and without a view to distribution thereof.

All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such Stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or State securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

SECTION 15. TERM OF PLAN.

No Restricted Stock Grant or Stock Option may be granted pursuant to the Plan on or after the date three years following the Effective Date of the Plan, but grants made prior to such date may extend beyond that date.

THE COOPER COMPANIES

By:	/s/ Carol R. Kaufman
Carol R. Kaufman
Its:	Sr. Vice President of Legal Affairs, Secretary and Chief Administrative Officer